                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             Transcend Therapeutics
                (Name of Registrant as Specified In Its Charter)

                              NAME OF COMPANY
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                          TRANSCEND THERAPEUTICS, INC.

                               640 MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02139

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 23, 1998

     The Annual Meeting of Stockholders of Transcend Therapeutics, Inc. (the "Company") will be held on Tuesday, June 23, 1998, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts at 10:00 a.m., local time, to consider and act upon the following matters:

     1. To elect three Class I Directors to serve for the ensuing three years.

     2. To approve an amendment to the Company's Amended and Restated 1994 Equity Incentive Plan, increasing from 775,891 to 1,075,891 the number of shares of Common Stock reserved for issuance under the Plan.

     3. To ratify the selection of Ernst & Young LLP as the Company's independent accountants for the current fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 24, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

     All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          B. Nicholas Harvey

                                          Secretary

Cambridge, Massachusetts
May 15, 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                          TRANSCEND THERAPEUTICS, INC.

                               640 MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02139

 PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 23,
                                      1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Transcend Therapeutics, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on June 23, 1998 and at any adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     The Company's Annual Report to Stockholders for 1997 is being mailed to stockholders concurrently with this Proxy Statement.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, TRANSCEND THERAPEUTICS, INC., 640 MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS 02139.

VOTING SECURITIES AND VOTES REQUIRED

     At the close of business on April 24, 1998, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 5,762,763 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). Stockholders are entitled to one vote per share.

     Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented and voting at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting is required to approve the proposed amendment of the Company's Amended and Restated 1994 Equity Incentive Plan.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes") will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting with respect to the items submitted to the stockholders for approval at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of January 31, 1998, by (i) each person or entity known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company,
(iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group:

                                                              NUMBER OF SHARES     PERCENTAGE
                                                                BENEFICIALLY      BENEFICIALLY
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)                 OWNED(2)        OWNED(2)(3)
          ---------------------------------------             ----------------    ------------
Advent Group(4).............................................     1,300,987            22.6%
  101 Federal Street
  Boston, MA 02110

Baxter Healthcare Corporation(5)............................       981,134            17.0%
  One Baxter Parkway
  Deerfield, IL 60015

Nestle S.A.(6)..............................................       798,744            13.9%
  900 North Brand Boulevard
  Glendale, CA 91203

Boehringer Ingelheim International GmbH.....................       500,000             8.7%
  D-55216 Ingelheim am Rhein
  Germany

Mellon Bank N.A.(7).........................................       400,000             6.9%
  One Mellon Bank Center
  Pittsburgh, PA 15258

The Venture Capital Fund of New England III, L.P.(8)........       368,763             6.4%
  160 Federal Street, 23rd Floor
  Boston, MA 02110

DLJ Capital Corporation(9)..................................       361,447             6.3%
  277 Park Avenue
  New York, NY 10172

Jerry T. Jackson(10)........................................        32,501               *
Philippe O. Chambon, M.D., Ph.D.(9).........................       361,447             6.3%
Frank L. Douglas, M.D., Ph.D.(11)...........................        18,000               *
Richard W. Hunt(5)..........................................       981,134            17.0%
William C. Mills III(8).....................................       368,763             6.4%
Gerard M. Moufflet(4).......................................     1,300,987            22.6%
Hector J. Gomez, M.D., Ph.D.(12)............................       133,209             2.3%
John J. Whalen, M.D.(13)....................................        42,925               *
B. Nicholas Harvey(14)......................................        53,959               *
All directors and executive officers as a group
  (nine persons)(15)........................................     3,292,926            55.0%

---------------
  *  Less than 1%

 (1) Unless otherwise indicated, the address of each beneficial owner of more than five percent of the Company's Common Stock is c/o Transcend Therapeutics, Inc., 640 Memorial Drive, Cambridge, Massachusetts 02139.

 (2) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Unless otherwise indicated, each person listed above has sole voting and/or investment power with respect to the shares of Common Stock listed. In accordance with the rules of the Securities and Exchange Commission, each person is deemed to beneficially own any shares of Common Stock issuable upon exercise of stock options or warrants held by such person that are exercisable as of, or that become exercisable within 60 days after, January 31,

     1998, and any reference in these footnotes to shares of Common Stock subject to stock options or warrants held by the person in question refers only to such shares of Common Stock.

 (3) In calculating each person's beneficial ownership as a percent of the outstanding shares of Common Stock, the number of shares of Common Stock deemed outstanding includes the 5,759,163 shares actually outstanding as of January 31, 1998, plus any shares of Common Stock subject to options and warrants held by that person or entity that are exercisable as of, or within 60 days after, January 31, 1998.

 (4) Represents 826,265 shares of Common Stock held by Global Private Equity II Limited Partnership, 332,812 shares held by Rovent II Limited Partnership, 138,188 shares held by Advent Performance Materials Limited Partnership and 3,722 shares held by Advent International Investors II Limited Partnership (collectively, the "Advent Group"). Includes an aggregate of 21,683 shares of Common Stock subject to warrants held by members of the Advent Group. Mr. Moufflet, a director of the Company, is Senior Vice President of Advent International Corporation, which is a general partner of Advent International Investors II Limited Partnership and of Advent International Limited Partnership, the general partner of each of the other members of the Advent Group. Mr. Moufflet disclaims beneficial ownership of all such shares of Common Stock.

 (5) Includes 698,744 shares of Common Stock held by Clintec International, Inc. ("Clintec"), a wholly owned subsidiary of Baxter Healthcare Corporation ("Baxter"), and 15,953 shares of Common Stock subject to a warrant held by Baxter. Mr. Hunt, a director of the Company and Vice President, Corporate Development of Baxter International, Inc., the sole stockholder of Baxter, shares voting power with respect to shares of Common Stock held by Clintec and Baxter.

 (6) Consists of shares of Common Stock held by Nestle USA, Inc., a wholly owned subsidiary of Nestle S.A.

 (7) Consists of shares of Common Stock held by Dreyfus Corporation ("Dreyfus"), a wholly owned subsidiary of Mellon Bank N.A., including 300,000 shares of Common Stock held by Dreyfus' Premier Aggressive Growth Fund.

 (8) Includes 5,027 shares of Common Stock subject to a warrant held by The Venture Capital Fund of New England III, L.P. ("VCFNE"). Mr. Mills, a director of the Company, is a general partner of VCFNE, and shares voting and investment power with respect to such shares of Common Stock.

 (9) Represents 312,034 shares of Common Stock held by Sprout Capital VI, L.P. (including 3,669 such shares subject to a warrant) and 49,413 shares of Common Stock held by DLJ Capital Corporation (including 581 such shares subject to a warrant). DLJ Capital Corporation is the managing general partner of Sprout Capital VI, L.P. Dr. Chambon, a director of the Company and General Partner of Sprout Group, shares voting and investment power with respect to such shares of Common Stock.

(10) Includes 15,001 shares of Common Stock subject to stock options, and 2,500 shares of Common Stock subject to a warrant, held by Mr. Jackson.

(11) Includes 8,000 shares of Common Stock subject to stock options held by Dr. Douglas.

(12) Includes 109,044 shares of Common Stock subject to stock options, and 1,900 shares of Common Stock subject to a warrant, held by Dr. Gomez.

(13) Includes 41,125 shares of Common Stock subject to stock options, and 600 shares of Common Stock subject to a warrant, held by Dr. Whalen.

(14) Includes 52,384 shares of Common Stock subject to stock options held by Mr. Harvey, 11,884 of which shares, if exercised, will be subject to repurchase by the Company if Mr. Harvey terminates his employment with the Company prior to July 9, 1998.

(15) Includes an aggregate of 225,554 shares of Common Stock subject to stock options and an aggregate of 51,915 shares of Common Stock subject to warrants.

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three classes (designated Class I Directors, Class II Directors and Class III Directors), with members of each class holding office for overlapping three-year terms. The Class I Directors, Class II Directors and Class III Directors will serve in such capacities until the annual meetings of stockholders held in 1998, 1999 and 2000, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for the full term of three years to succeed those whose terms are expiring.

     The persons named in the enclosed proxy will vote to elect Philippe O. Chambon, Frank L. Douglas and William C. Mills III as Class I Directors, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a member of the Board of Directors. The nominees have indicated their willingness to serve, if elected, but if any or all of the nominees should be unable or unwilling to serve, proxies may be voted for substitute nominee(s) designated by the Board of Directors.

     There are no family relationships between or among any officers or directors of the Company.

     Set forth below are each director's name, age, principal occupation, business experience during at least the past five years, year of initial election as a director of the Company and the names of other publicly held corporations of which such person serves as a director.

    NOMINEES FOR CLASS I DIRECTORS (TERMS TO EXPIRE AT 2001 ANNUAL MEETING)

     PHILIPPE O. CHAMBON, M.D., PH.D., age 40, has been a director of the Company since November 1995.

     Dr. Chambon has been with Sprout Group, a venture capital firm, since May 1995 and currently serves as General Partner. From May 1993 to April 1995, Dr. Chambon served as a Manager in the Healthcare Practice of The Boston Consulting Group, a management consulting firm. Dr. Chambon was an executive with Sandoz Pharmaceuticals Corp., a pharmaceutical company, from September 1987 to April 1993, most recently serving as the Executive Director of New Product Management.

     FRANK L. DOUGLAS, M.D., PH.D., age 55, has been a director of the Company since September 1995.

     Dr. Douglas has been Chief Research Officer for Hoescht Marion Roussel, A.G. ("HMR"), a pharmaceutical company, since May 1997 and was Global Head of Research for HMR from 1995 to 1997. Prior to its acquisition by HMR, Dr. Douglas was Executive Vice President of the Research and Development Division and served as a director at Marion Merrell Dow, Inc., a pharmaceutical company, from 1992 to 1995. In 1992, he was also an Adjunct Professor of Medicine and Pharmacology at the University of Kansas. In 1991, Dr. Douglas was a Vice President and Partner of the Biocine Company, a joint venture between Ciba-Geigy and Chiron. From 1988 to 1991, he was Senior Vice President and Director of Research of Ciba-Geigy Pharmaceutical Corp.

     WILLIAM C. MILLS III, age 42, has been a director of the Company since April 1994.

     Mr. Mills served as Chairman of the Board from April 1994 to May 1996 and as interim Chief Executive Officer of the Company from April 1994 to November 1994. Since 1988, Mr. Mills has been a General Partner of The Venture Capital Fund of New England, a venture capital firm. From 1981 until 1988, he served as a Managing General Partner and General Partner at PaineWebber Ventures/Ampersand, a venture capital firm. Mr. Mills also serves as Chairman of the Board of Cytogen Corporation.

          CLASS II DIRECTORS (TERMS TO EXPIRE AT 1999 ANNUAL MEETING)

     GERARD M. MOUFFLET, age 54, has been a director of the Company since April 1994.

     Mr. Moufflet has been Senior Vice President in charge of the medical sector for Advent International Corporation ("Advent"), a private equity investment firm, since September 1989. Prior to joining Advent, Mr. Moufflet served as Corporate Vice President in charge of various Baxter International European operations and spent 17 years in marketing, financial and general management positions with that company's European businesses. He also serves as a director of Curative Health Services, Inc.

     RICHARD W. HUNT, C.P.A., age 43, has been a director of the Company since November 1995.

     Mr. Hunt is Vice President, Corporate Development of Baxter International Inc., a worldwide developer and manufacturer of health care products and systems. Since January 1982, Mr. Hunt has held various positions with Baxter International Inc. From November 1978 to January 1982, Mr. Hunt served in various senior level financial positions with Searle Pharmaceuticals, Inc.

          CLASS III DIRECTORS (TERMS TO EXPIRE AT 2000 ANNUAL MEETING)

     HECTOR J. GOMEZ, M.D., PH.D., age 59, has been a director of the Company since November 1994.

     Dr. Gomez has served as President and Chief Executive Officer of the Company since November 1994. He previously served as Vice President of Medical Affairs at Vertex Pharmaceuticals Incorporated, a rational drug design company, from May 1992 to November 1994. From December 1991 to May 1992, Dr. Gomez served as Associate Vice President at Immunomedics, Inc., a biotechnology company. From December 1988 to December 1991, he served as Executive Director of Cardiovascular Clinical Research at Ciba-Geigy Corporation, a pharmaceutical company. Previously, Dr. Gomez served as Director of Clinical Research from 1979 to 1984, and as Senior Director of Clinical Research from 1985 to December 1988, at Merck & Co., Inc., a pharmaceutical company.

     JERRY T. JACKSON, age 57, has been a director of the Company since September 1995.

     Mr. Jackson has served as Chairman of the Board since May 1996. He was an Executive Vice President of Merck & Co., Inc. from January 1993 until his retirement in January 1995. During 1994, Mr. Jackson had responsibility for Merck's International Human Health, Vaccines, AgVet and Astra/Merck U.S. divisions and for worldwide marketing. In 1993, he also served as President of the Merck Human Health Division and, from February 1986 to December 1992, Mr. Jackson was Senior Vice President at Merck. Mr. Jackson also serves as a director of Cor Therapeutics, Inc., Crescendo Pharmaceuticals Corporation, Molecular Biosystems, Inc. and SunPharm Corporation.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors has a Compensation Committee which is responsible for reviewing the performance of the officers of the Company, making recommendations to the Board concerning salaries and incentive compensation for such officers and administering the Company's Amended and Restated 1994 Equity Incentive Plan. During 1997, the Compensation Committee met three times and acted by written consent on fifteen occasions. The Compensation Committee consists of Messrs. Moufflet and Jackson and Dr. Chambon.

     The Board of Directors also has an Audit Committee which is responsible for reviewing the Company's financial statements and significant audit and accounting practices with the Company's independent auditors and making recommendations to the Board of Directors with respect thereto. During 1997, the Audit Committee met two times. The Audit Committee consists of Messrs. Mills and Hunt and Dr. Douglas.

     During 1997, the Board of Directors met ten times. Except for Mr. Douglas, who resides in Germany, each director was present for at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he then served.

DIRECTORS' COMPENSATION

     The Company's directors do not currently receive any cash compensation for service on the Board of Directors or any committee thereof, but directors are reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation for each of the last two fiscal years of the Company's Chief Executive Officer and the Company's two other executive officers, (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                          ------------
                                                                             AWARDS
                                                                          ------------
                                                    ANNUAL COMPENSATION    SECURITIES
                                                    -------------------    UNDERLYING     ALL OTHER
        NAME AND PRINCIPAL POSITION          YEAR    SALARY    BONUS(1)     OPTIONS      COMPENSATION
        ---------------------------          ----   --------   --------   ------------   ------------
Hector J. Gomez, M.D., Ph.D. ..............  1997   $247,455   $100,000      60,000         $1,640(2)
  President and Chief Executive Officer      1996   $240,000         --      40,000         $1,755(2)
John J. Whalen, M.D. ......................  1997   $184,462   $ 80,000      50,000             --
  Executive Vice President and Chief         1996   $160,000         --      30,000         $5,331(3)
  Scientific Officer
B. Nicholas Harvey.........................  1997   $133,634   $ 80,000      35,000             --
  Senior Vice President, Finance, Chief      1996   $128,000         --      30,000             --
  Financial Officer

---------------
(1) Includes special bonus awarded in connection with the Company's worldwide development and license agreement with BI. See "Report of the Compensation Committee."

(2) Consists of premiums paid by the Company on a term life insurance policy on behalf of Dr. Gomez.

(3) Consists of relocation expenses reimbursed to Dr. Whalen by the Company.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1997:

                                                                                         POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS                      VALUE AT ASSUMED
                                   ---------------------------------------------------      ANNUAL RATES OF
                                   NUMBER OF      PERCENT OF                                  STOCK PRICE
                                   SECURITIES   TOTAL OPTIONS    EXERCISE                  APPRECIATION FOR
                                   UNDERLYING     GRANTED TO      PRICE                     OPTION TERM(3)
                                    OPTIONS      EMPLOYEES IN      PER      EXPIRATION   ---------------------
              NAME                  GRANTED     FISCAL YEAR(1)   SHARE(2)      DATE         5%          10%
              ----                 ----------   --------------   --------   ----------   ---------   ---------
Hector J. Gomez, M.D., Ph.D......    60,000          17.3%        $8.25       9/24/07    $311,303    $788,903
John J. Whalen, M.D..............    50,000          14.4%        $8.25       9/24/07    $259,419    $657,419
B. Nicholas Harvey...............    35,000          10.1%        $8.25       9/24/07    $181,593    $460,193

---------------
(1) Based on options to purchase 346,342 shares of Common Stock granted to employees in fiscal 1997.

(2) The exercise price is equal to the fair market value of the Common Stock on the date of grant.

(3) The potential realizable value of each option is based on the term of the option at its time of grant (ten years), calculated by assuming that the stock price on the date of grant appreciates (at 5% or 10%, as applicable), compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date at which the option is exercised.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, for each of the Named Executive Officers, the number of shares acquired on exercise of options during the fiscal year ended December 31, 1997, the aggregate dollar value realized upon such exercise and the number and value of unexercised options held by each such officer on December 31, 1997.

                                                                NUMBER OF SHARES
                                                             UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                   OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                  SHARES                         FISCAL YEAR-END           FISCAL YEAR-END(2)
                                ACQUIRED ON      VALUE      -------------------------   -------------------------
             NAME                EXERCISE     REALIZED(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
             ----               -----------   -----------   -------------------------   -------------------------
Hector J. Gomez, M.D.,
  Ph.D........................    16,665        $99,990          105,712/85,823             $711,630/$129,115
John J. Whalen, M.D...........        --             --           36,293/71,707             $232,801/$113,199
B. Nicholas Harvey............     1,575        $11,025           40,200/54,375             $260,150/$ 96,875

---------------
(1) Based on the fair market value of the Common Stock on the date of exercise, less the option exercise price. Such shares have not been sold.

(2) Based on the fair market value of the Common Stock on December 31, 1997 ($7.50) less the option exercise price. Excludes the value of an aggregate of 145,000 shares subject to stock options for which the exercise price ($8.25 per share) exceeded the fair market value of the Common Stock on December 31, 1997.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     On November 28, 1994, the Company entered into an employment under which Dr. Gomez received an option to purchase 110,000 shares of Common Stock at an exercise price of $.50 per share. Such option vests monthly over four years and terminates on November 28, 2004. The agreement provides that for a period of twelve months following termination of employment for any reason Dr. Gomez will not engage, directly or indirectly, in activities which compete with those of the Company.

     Under severance arrangements with each of Dr. Gomez, Dr. Whalen and Mr. Harvey, if such officer's employment is terminated by the Company other than for cause, such officer will continue to receive his then current salary until the earlier of six months from the date of such termination or the date upon which the officer secures other employment. In addition, if such termination of employment is involuntary in connection with a merger or acquisition of the Company, such officer will continue to receive his then current salary and health benefits for up to one year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee in 1997 were Messrs. Moufflet and Jackson and Dr. Chambon. No executive officer is a member of the Compensation Committee.

SECTION 16(a) Beneficial Ownership Reporting Compliance

     Based solely on its review of copies of reports filed by persons required to file such reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to their ownership of and transactions in the Company's Common Stock ("Reporting Persons"), and written representations from certain Reporting Persons, the Company believes that all filings required to be made by Reporting Persons of the Company were timely made in accordance with the requirements of the Exchange Act.

                              CERTAIN TRANSACTIONS

     In February 1997, the Company entered into an agreement with Boehringer Ingelheim International GmbH ("BI"), relating to the worldwide development and commercialization of Procysteine i.v., the Company's lead product candidate (the "BI Agreement"). In connection with the BI Agreement, BI agreed to purchase $5,000,000 of equity securities of the Company in a private placement. Subsequently, BI purchased 500,000 shares of Common Stock in the Company's initial public offering of Common Stock in July 1997, and the Company accepted this investment in satisfaction of BI's obligations under the BI Agreement. BI holds certain registration rights with respect to the resale of the shares received in the initial public offering.

     In March 1997, the Company issued and sold an aggregate of 1,039,000 shares of its Nonconvertible Redeemable Preferred Stock, and warrants to purchase an aggregate of 34,630 shares of Common Stock exercisable at $10.00 per share, to certain beneficial owners of more than five percent of the Company's outstanding Common Stock and certain officers and directors of the Company. In the financing, the Company sold 433,697 shares to members of the Advent Group, 85,000 shares to entities affiliated with Sprout Group, 100,554 shares to VCFNE, 319,068 shares to Baxter, 38,000 shares to Dr. Gomez, 12,000 shares to Dr. Whalen and 50,000 shares to Mr. Jackson, resulting in proceeds to the Company of approximately $1,000,000. In May 1997, the Company agreed to issue warrants to purchase an additional 17,320 shares of Common Stock to such investors exercisable at $10.00 per share. Concurrently, the investors agreed to exchange their shares of Nonconvertible Redeemable Preferred Stock for an aggregate of 103,900 shares of Common Stock upon the closing of the Company's initial public offering at the initial public offering price of $10.00 per share.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company during the period from July 2, 1997 (the date on which the Company's Common Stock became registered under Section 12 of the Exchange Act) to December 31, 1997 with the cumulative total return of (i) the Nasdaq National Market Index and (ii) the Nasdaq Pharmaceutical Index over the same period. This comparison assumes the investment of $100 on July 2, 1997 in the Company's Common Stock, the Nasdaq National Market Index and the Nasdaq Pharmaceutical Index and assumes dividends, if any, are reinvested.

        Measurement Period
      (Fiscal Year Covered)       Transcend        NASDAQ Stock          NASDAQ
                                  Therapeutics     Market (U.S.)      Pharmaceuticals
Jul-97                              100.00              100.00              100.00
Sep-97                               85.00              117.00              112.00
Dec-97                               75.00              112.00              101.00

                      REPORT OF THE COMPENSATION COMMITTEE

     Overview. The Compensation Committee (the "Committee"), which is currently comprised of three non-employee directors, Gerard M. Moufflet, Philippe O. Chambon and Jerry T. Jackson, determines the salaries and incentive compensation of the Company's executive officers, employees and consultants, and administers the granting of stock options under the Company's Amended and Restated 1994 Equity Incentive Plan.

     The Company's executive compensation program is designed to promote the achievement of the Company's business goals and, thereby, to maximize corporate performance and stockholder returns. Executive compensation consists of a combination of base salary, bonuses and stock-based incentives.

     Compensation Philosophy. The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Committee's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

     - COMPETITIVE AND FAIR COMPENSATION

       The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. The Committee believes compensation for its executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar business and of comparable size. The Company also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

     - SUSTAINED PERFORMANCE

       Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated based on such factors as achievement of operating budgets, progress of clinical trials and patient enrollment, establishment of strategic licensing and development alliances with third parties, development of potential new products and performance relative to competitors. Individual performance is evaluated by reviewing individual accomplishments and the degree to which teamwork and Company values are fostered.

     Annual compensation for the Company's executives generally consists of three elements: salary, cash bonuses and stock options.

     Salary and Cash Bonuses. The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries and payment of bonus awards are tied to corporate and individual performance and various subjective performance criteria. Performance criteria vary for each executive based on his area of responsibility, and may include compliance with the operating budget for the Company, achievement of relevant milestones in the Company's clinical trails and patient enrollment, identification of potential new products or processes, implementation of financing strategies and establishment of strategic licensing and development alliances with third parties. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance criteria, but instead makes an evaluation of each executive officer's contributions in light of such criteria.

     During 1996, the Committee did not award cash bonuses to the Company's executive officers. In March 1997, upon entering a worldwide development and license agreement with BI, under which the Company received a $5,000,000 license fee and a subsequent $5,000,000 equity investment, the Committee awarded cash bonuses to Dr. Gomez, Dr. Whalen and Mr. Harvey of $60,000, $50,000 and $50,000, respectively. In early 1998, after reviewing the Company's other achievements during 1997, including the completion of its initial public offering and progress in patient enrollment for the Company's then ongoing clinical trials, the Committee awarded cash bonuses to Dr. Gomez, Dr. Whalen and Mr. Harvey of $40,000, $30,000 and $30,000, respectively.

     Stock Options. Compensation at the executive officer level also includes the long-term incentives afforded by stock options. The stock option program is designed to align the long-term interests of the Company's employees with those of its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and contributions to the Company's performance. In September 1997, the Named Executive Officers received options to purchase an aggregate of 145,000 shares of Common Stock at an exercise price of $8.25 per share, the fair market value of the Common Stock on the date of grant. Such options vest over a four-year period to encourage the recipients to continue in the employ of the Company.

  Compensation of Chief Executive Officer

     Dr. Gomez, President and Chief Executive Officer of the Company, is eligible to participate in the same executive compensation plans available to the other executives officers of the Company. The Committee believes that Dr. Gomez's annual compensation, including the portion of his compensation based upon the Company's stock option program, has been set at a level competitive with other companies in the pharmaceutical research and development field.

     Dr. Gomez's salary for 1997 was $240,000. In October 1997, the Committee increased Dr. Gomez's salary to $264,000. Dr. Gomez received bonus compensation of $100,000 based on the performance and accomplishments of the Company during 1997, which included establishment the Company's relationship with Boehringer Ingelheim, a strategic partner in the development and marketing of the Company's lead product candidate, Procysteine, commencement of patient enrollment in the Company's Phase III clinical trail of Procysteine and completion of the Company's initial public offering. In September 1997, Dr. Gomez was granted an option to purchase 60,000 shares of Common Stock at an exercise price of $8.25 per share.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over one million dollars to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance compensation will not be subject to the deduction limit if certain requirements are met. Although the Committee considered the limitations on the deductibility of executive compensation imposed by Section 162(m) in designing the Company's executive compensation programs, the Committee believes that it is unlikely that such limitation will affect the deductibility of the compensation to be paid to the Company's executive officers in the near term. The Committee will, however, continue to monitor the impact of Section 162(m) on the Company.

                                          COMPENSATION COMMITTEE

                                          Gerard M. Moufflet
                                          Philippe O. Chambon
                                          Jerry T. Jackson

              APPROVAL OF AMENDMENT TO 1994 EQUITY INCENTIVE PLAN

     The Company's Amended and Restated 1994 Equity Incentive Plan (the "Plan") currently provides for the issuance of up to 775,891 shares of Common Stock. In January 1998, the Board of Directors voted, subject to stockholder approval, to amend the Plan to increase the number of shares authorized for issuance thereunder, by 300,000 shares, to 1,075,891 shares of Common Stock. The Board of Directors' primary reason for adopting the amendment to the Plan was to enhance the Company's ability to attract, retain and motivate key employees. As of March 31, 1998, options to purchase 640,310 shares of Common Stock were outstanding under the Plan and there were 47,098 shares available for future grants thereunder. The last reported sale price of the Company's Common Stock on the Nasdaq National Market on April 24, 1998 was $3.00.

     The following summary of the Plan is qualified in its entirety by the full text of the Plan, a copy of which may be obtained by stockholders of the Company upon request directed to the Company's Secretary at 640 Memorial Drive, Cambridge, Massachusetts 02139.

SUMMARY OF THE AMENDED AND RESTATED 1994 EQUITY INCENTIVE PLAN

     The Plan was initially adopted by the Board of Directors and approved by the stockholders in April 1994. The Plan was subsequently amended and restated by the Board of Directors and the stockholders in February 1997. Under the terms of the Plan, the Company is authorized to award restricted stock and grant options to employees (including officers and employee directors) and directors of, and consultants and advisors to, the Company to purchase shares of the Common Stock of the Company. Options granted under the Plan may be "incentive stock options," intended for the favorable tax treatment provided by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options (not qualifying for such treatment). As of March 31, 1998, a total of 640,310 shares of Common Stock were reserved for issuance upon exercise of outstanding options granted under the Plan, and an additional 347,098 shares of Common Stock were reserved for future options or awards under the Plan (giving effect to the proposed amendment of the Plan).

     Stock option grants under the Plan entitle the optionee to purchase Common Stock from the Company, for a specified exercise price, during the periods specified in the applicable option agreement. The Compensation Committee of the Board of Directors selects the persons to whom options are granted, and determines the number of shares covered by each option, its exercise price, its vesting schedule and its expiration date. Options are generally not assignable or transferable except by will or the laws of descent and distribution.

     Restricted stock awards under the Plan entitle the recipient to purchase Common Stock from the Company under terms which provide for vesting over a period of time and a right of repurchase of unvested stock when the recipient's relationship with the Company terminates. The Compensation Committee of the Board of Directors selects the recipients of restricted stock awards, determines the times at which restricted stock awards are made, and determines the number of shares of Common Stock subject to the award, the purchase price (which can be less than the fair market value of the Common Stock) and the vesting schedule for such shares. The recipients may not sell, transfer or otherwise dispose of shares subject to a restricted stock award until such shares are vested. Upon termination of the recipient's relationship with the Company, the Company is entitled to repurchase those shares which are not vested on the termination date at a price equal to their original purchase price.

     As of March 31, 1998, the Company had 23 employees, all of whom were eligible to participate in the Plan. The number of individuals receiving stock options varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year.

     The Board of Directors of the Company may amend the Plan at any time without stockholder approval, unless approval of the proposed amendment is required under Section 422 of the Code. The Compensation Committee may, in its sole discretion, include additional provisions in any option or award granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Compensation Committee, provided they are not inconsistent with the Plan and applicable law. The Compensation Committee may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the Plan may be exercised. Each of the options granted to date has provided that, upon certain events constituting a change of control of the Company, the option will become fully exercisable.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO

Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     Restricted Stock. A participant will not recognize taxable income upon the grant of a restricted stock award ("Award"), unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock received under the Award. If a
Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock received under the Award. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock received under an Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

     Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Plan will vary depending on the specific terms of such award, including, whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, the applicable holding period and the participant's tax basis.

     Tax Consequences to the Company. The grant of an option or other stock-based award under the Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the Plan will have any tax consequences to the \Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Plan, including as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition, or a Section 83(b) Election. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP ("Ernst & Young") as the Company's independent accountants for the current fiscal year. Ernst & Young has served as the Company's independent accountants since 1993. Although stockholder ratification of the Board of Directors' selection of Ernst & Young is not required by law, the Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Ernst & Young.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal office in Cambridge, Massachusetts not later than January 15, 1999 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          B. Nicholas Harvey

                                          Secretary

May 15, 1998

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT STOCKHOLDERS PLAN TO ATTEND, STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A


                          TRANSCEND THERAPEUTICS, INC.

                 Amended and Restated 1994 Equity Incentive Plan

                          As amended, January 15, 1998

1.       Purpose.

         The purpose of this plan (the "Plan") is to secure for Transcend Therapeutics, Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2.       Type of Options and Awards; Administration.

         (a) Types of Options and Awards. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code. Awards granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and shall meet the requirements of Section 13 of the Plan.

         (b) Administration. The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion (i) grant options to purchase shares of the Company's Common Stock (as defined in Section 4 of the Plan), and issue shares upon exercise of such options as provided in the Plan and (ii) make awards for the purchase of shares of Common Stock pursuant to Section 13 of the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements, awards and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements and awards, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement or award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")), delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee to the extent authority is so delegated to such Committee.

         (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.       Eligibility.

         (a) General. Options and awards may be granted or made to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company; provided, that the class of individuals to whom Incentive Stock Options may be granted shall be limited to all employees of the Company. A person who has been granted an option or award may, if he or she is otherwise eligible, be granted additional options or awards if the Board of Directors shall so determine. Subject to adjustment as provided in Section 16 below, the maximum number of shares with respect to which options or restricted stock awards may be granted to any person under the Plan shall not exceed 300,000 shares of Common Stock during any calendar year during the term of the Plan. For the purpose of calculating such maximum number, (a) an option or award shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding option or award or the issuance of a new option or award in substitution for a cancelled option or award shall be deemed to constitute the grant of a new additional option or award, as the case may be, separate from the original grant that is repriced or cancelled.

         (b) Grant of Options to Directors and Officers. The selection of a director or an officer (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a participant, the timing of the option grant or award, the exercise price of the option or the sale price of the award and the number of shares for which an option or award may be granted to such director or officer shall be determined either (i) by the Board of Directors, of which all members shall be "disinterested persons" (as hereinafter defined), or (ii) by a committee of two or more directors having full authority to act in the matter, of which all members shall be "disinterested persons." For the purposes of the Plan, a director shall be deemed to be "disinterested" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time.

4.       Stock Subject to Plan.

         Subject to adjustment as provided in Section 16 below, the total number of shares which may be issued and sold under the Plan is 1,075,891 shares of Common Stock, $.01 par value per share ("Common Stock") (reflecting the 300,000-share increase in the number of shares covered by the Plan pursuant to an amendment adopted by the Board of Directors on January 15, 1998). If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants or awards under the Plan.

5.       Forms of Option Agreements.

         As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.       Purchase Price Upon Exercise of Options.

         (a) General. The purchase price per share of Common Stock deliverable upon the exercise of an option shall be determined by the Board of Directors, provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in
Section 11(b).

         (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, (ii) by any other means (including without limitation by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board) or (iii) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined in such manner as may be prescribed by the Board of Directors.

7.       Option Period.

         Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that such date, in the case of an Incentive Stock Option, shall in no case be later than ten years after the date on which the option is granted.

8.       Exercise of Options.

         Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.       Nontransferability of Options.

         Incentive Stock Options, and all options granted to Reporting Persons, shall not be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that non-statutory options granted to Reporting Persons may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

10.      Effect of Termination of Employment or Other Relationship.

         The Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11.      Incentive Stock Options.

         Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

         (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

         (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                  (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

                  (ii) The option exercise period shall not exceed five years from the date of grant.

         (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

         (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

                   (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

                  (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised, by the person to whom it is transferred by will or the laws of descent and distribution, within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

                 (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option or award granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no stock option may be exercised after its expiration date.

12.      Additional Provisions.

         (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in any option granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan.

         (b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all or any particular option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3.

13.      Awards.

         A restricted stock award (an "award") shall consist of the sale and issuance by the Company of shares of Common Stock, and the purchase by the recipient of such shares, subject to the terms, conditions and restrictions described in the document evidencing the award and in this Section 13 and elsewhere in the Plan.

         (a) Execution of Restricted Stock Award Agreement. As a condition to an award under the Plan, each recipient of an award shall execute an agreement in such form, which may differ among recipients, as shall be specified by the Board of Directors at the time of such award.

         (b) Price. The Board of Directors shall determine the price at which shares of Common Stock shall be sold to recipients of awards under the Plan. The Board of Directors may, in its discretion, issue shares pursuant to awards without the payment of any cash purchase price by the recipients or issue shares pursuant to awards at a purchase price below the then fair market value of the Common Stock. If a purchase price is required to be paid, it shall be paid in cash or by check payable to the order of the Company at the time that the award is accepted by the recipient, or by such other means as may be approved by the Board of Directors.

         (c) Number of Shares. The award shall specify the number of shares of Common Stock granted thereunder.

         (d) Restrictions on Transfer. In addition to such other terms, conditions and restrictions upon awards as shall be imposed by the Board of Directors, all shares issued pursuant to an award shall be subject to the following restrictions:

                  (1) All shares of Common Stock subject to an award (including any shares issued pursuant to paragraph (e) of this Section) shall be subject to certain restrictions on disposition and obligations of resale to the Company as provided in subparagraph (2) below for the period specified in the document evidencing the award, and shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of until such restrictions lapse. The period during which such restrictions are applicable is referred to as the "Restricted Period."

                  (2) In the event that a recipient's employment with the Company (or consultancy or advisory relationship, as the case may be) is terminated within the Restricted Period, whether such termination is voluntary or involuntary, with or without cause, or because of the death or disability of the recipient, the Company shall have the right and option for a period of three months following such termination to buy for cash that number of the shares of Common Stock purchased under the award as to which the restrictions on transfer and the forfeiture provisions contained in the award have not then lapsed, at a price equal to the price per share originally paid by the recipient. If such termination occurs within the last three months of the applicable restrictions, the restrictions and repurchase rights of the Company shall continue to apply until the expiration of the Company's three month option period.

                  (3) Notwithstanding subparagraphs (1) and (2) above, the Board of Directors may, in its discretion, either at the time that an award is made or at any time thereafter, waive its right to repurchase shares of Common Stock upon the occurrence of any of the events described in this paragraph (d) or remove or modify any part or all of the restrictions. In addition, the Board of Directors may, in its discretion, impose upon the recipient of an award at the time of such award such other restrictions on any shares of Common Stock issued pursuant to such award as the Board of Directors may deem advisable.

         (e) Additional Shares. Any shares received by a recipient of an award as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to, shares of Common Stock received pursuant to such award shall have the same status and shall bear the same restrictions, all on a proportionate basis, as the shares initially purchased pursuant to such award.

         (f) Transfers in Breach of Award. If any transfer of shares purchased pursuant to an award is made or attempted contrary to the terms of the Plan and of such award, the Board of Directors shall have the right to purchase for the account of the Company those shares from the owner thereof or his or her transferee at any time before or after the transfer at the price paid for such shares by the person to whom they were awarded under the Plan. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by specific performance to the extent permitted by law. The Company may refuse for any purpose to recognize as a shareholder of the Company any transferee who receives any shares contrary to the provisions of the Plan and the applicable award or any recipient of an award who breaches his or her obligation to resell shares as required by the provisions of the Plan and the applicable award, and the Company may retain and/or recover all dividends on such shares which were paid or payable subsequent to the date on which the prohibited transfer or breach was made or attempted.

         (g) Additional Award Provisions. The Board of Directors may, in its sole discretion, include additional provisions in any award granted under the Plan, including without limitation commitments to pay cash bonuses, make, arrange for or guarantee loans or transfer other property to recipients upon the grant of awards, or such other provisions as shall be determined by the Board of Directors.

14.      General Restrictions.

         (a) Investment Representations. The Company may require any person to whom an option or award is granted, as a condition of exercising such option or purchasing the shares subject to the award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option or award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

         (b) Compliance With Securities Laws. Each option and award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option or award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option or award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

15.      Rights as a Shareholder.

         The holder of an option or recipient of an award shall have no rights as a shareholder with respect to any shares covered by the option or award (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

16.      Adjustment Provisions for Recapitalizations and Related Transactions.

         (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan or repurchase rights of the Company, without changing the aggregate purchase price as to which such options remain exercisable, provided that no adjustment shall be made pursuant to this Section 16 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3.

         (b) Board Authority to Make Adjustments. Any adjustments under this
Section 16 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

17.      Merger, Consolidation, Asset Sale, Liquidation, etc.

         (a) General. In the event of a consolidation or merger in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company or sale of all or substantially all of the assets of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options and awards: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full, any restrictions on exercising outstanding options issued pursuant to the Plan prior to any given date shall terminate and any restrictions on and rights of the Company to repurchase shares covered by outstanding awards issued pursuant to the Plan shall terminate.

         (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

18.      No Special Employment Rights.

         Nothing contained in the Plan or in any option or award shall confer upon any recipient of an award or optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

19.      Other Employee Benefits.

         Except as to plans which by their terms include such amounts as compensation, neither the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise nor the value of an award granted to an employee will constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

20.      Amendment of the Plan.

         (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required as to such modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options or under Rule 16b-3 with respect to options held by or awards made to Reporting Persons, the Board of Directors may not effect such modification or amendment without such approval.

         (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee or recipient of an award, affect his or her rights under an option or award previously granted to him or her. With the consent of the optionee or recipient of the award affected, the Board of Directors may amend outstanding option agreements or awards in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option or award to the extent necessary to ensure the qualification of the Plan under Rule 16b-3 or any successor rule.

21.      Withholding.

         (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of an award any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan or the purchase of shares subject to the award. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee or recipient of an award may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or the purchase of shares subject to an award or (ii) by delivering to the Company shares of Common Stock already owned by the optionee or award recipient. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee or award recipient who has made an election pursuant to this Section 21(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

         (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

         (c) If the recipient of an award under the Plan elects, in accordance with Section 83(b) of the Code, to recognize ordinary income in the year of acquisition of any shares awarded under the Plan, the Company will require at the time of such election an additional payment for withholding tax purposes based on the difference, if any, between the purchase price of such shares and the fair market value of such shares as of the date immediately preceding the date of the award.

22.      Cancellation and New Grant of Options, Etc.

         The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

23.      Effective Date and Duration of the Plan.

         (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 20) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option issued after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options and awards may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

         (b) Termination. Unless sooner terminated in accordance with Section 17, the Plan shall terminate, with respect to Incentive Stock Options, upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options or the final vesting of awards granted under the Plan. Unless sooner terminated in accordance with
Section 17, the Plan shall terminate with respect to options which are not Incentive Stock Options and awards on the date specified in (ii) above. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

24.      Provision for Foreign Participants.

         The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

PROXY                     TRANSCEND THERAPEUTICS, INC.                     PROXY

    PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 23, 1998

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoint(s) Hector J. Gomez,
B. Nicholas Harvey and Steven D. Singer, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Transcend Therapeutics, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the officers of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on Tuesday, June 23, 1998 at 10:00 a.m., local time, and at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR BOTH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or affirmatively indicate the intent to vote in person.


                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                                               Please Mark
                                                                                               your votes as  [X]
                                                                                               indicated in
                                                                                               this example





1. To elect the following persons as Class I Directors:       Philippe O. Chambon, Frank L. Douglas, William C. Mills III

 FOR all nominees              WITHHOLD                       FOR all nominees except the following (to withhold authority to vote
listed to the right           AUTHORITY                       for a nominee, write that nominee's name below):
(except as marked       to vote for all nominees
 to the contrary)        listed to the right

      [   ]                     [   ]                         _____________________________________________________________________


2. To ratify the selection of Ernst & Young LLP as the        3. To approve an amendment to the Company's Amended and Restated 1994
   Company's independent accountants for the current year.       Equity Incentive Plan, as set forth in the accompanying proxy statement.

       FOR         AGAINST         ABSTAIN                                       FOR         AGAINST         ABSTAIN
      [   ]         [   ]           [   ]                                       [   ]         [   ]           [   ]


                                                                        IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO
                                                                        VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY
                                                                        COME BEFORE THE MEETING OR ANY ADJOURNMENT
                                                                        THEREOF.




SIGNATURE____________________________________________SIGNATURE____________________________________________DATE______________________

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS AN
ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE TITLE AS SUCH. IF A CORPORATION OR A PARTNERSHIP, PLEASE
SIGN BY AUTHORIZED PERSON.


------------------------------------------------------------------------------------------------------------------------------------
                                                     FOLD AND DETACH HERE
